                                                                     Exhibit 9d

                          SUB-ADMINISTRATION AGREEMENT
                           (MORGAN STANLEY FUND, INC.)

     AGREEMENT made as of December __, 1996 by and between Miller Anderson & Sherrerd, LLP, a Pennsylvania limited liability partnership ("MAS"), and The Chase Manhattan Bank, a bank chartered under the laws of the State of New York (the "Administrator").

                              W I T N E S S E T H:

     WHEREAS, the Morgan Stanley Funds, Inc. (the "Company") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, MAS is responsible for the provision of administration and fund accounting services to the series of the Company identified on Schedule A (each, a "Fund" and, collectively, the "Funds") pursuant to an Agreement between MAS and the Company dated as of _____________, 1996 (the "MAS Administration Agreement"); and

     WHEREAS, MAS wishes to retain the Administrator to provide certain administration and fund accounting services with respect to the Funds, and the Administrator is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   APPOINTMENT AND DELEGATION.

          (a) MAS hereby appoints the Administrator to provide administration and fund accounting services for MAS for the benefit of the Funds, subject to the supervision of MAS and the Board of Directors of the Company (the "Board"), for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 5 of this Agreement. In the event that the Company establishes one or more additional Funds to be administered under the MAS Administration Agreement and with respect to which MAS decides to retain the Administrator to act as administrator hereunder, MAS shall notify the Administrator in writing. If the Administrator is willing to render such services to a new Fund, the Administrator shall so notify MAS in writing whereupon such Fund shall be added to Schedule A hereto and shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that said provisions (including those relating to the compensation payable by MAS) may be modified with respect to such Fund in writing by MAS and the Administrator at the time of the addition of such new Fund.

          (b) The Administrator is hereby authorized to use the services of its wholly-owned subsidiary, Chase Global Funds Services Company ("CGFSC"), to perform any of the functions provided for hereunder; provided, that such use shall in no way limit the Administrator's contractual rights and obligations hereunder. Reference (except under Paragraph 2 hereof) to the Administrator herein shall be deemed to include CGFSC.

     2.   REPRESENTATIONS AND WARRANTIES:

          (a)  The Administrator represents and warrants that:

               (i) it is a bank duly chartered, organized and existing and in good standing under the laws of the State of New York;

               (ii) it is duly qualified to carry on its business in the State of New York;

               (iii) it is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement;

               (iv) all requisite corporate proceedings have been taken to authorize the Administrator to enter into and perform this Agreement;

               (v) it has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

               (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

               (vii) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it;

          (b)  MAS represents and warrants that:

               (i) it is a Pennsylvania limited liability partnership, duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania;

               (ii) it is empowered under applicable laws and by its Agreement of Limited Liability Partnership to enter into and perform this Agreement;

               (iii) all requisite proceedings have been taken to authorize MAS to enter into and perform this Agreement;

               (iv) the Company is a Maryland corporation, duly organized and existing and in good standing under the laws of the State of Maryland;

               (v) the Company is an investment company registered under the 1940 Act;

               (vi) a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-1A has been filed for the Company and is currently effective, and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will be made and will be current during the term of this Agreement;

               (vii) no legal or administrative proceedings have been instituted or threatened which would impair MAS's ability to perform its duties and obligations under this Agreement; and

               (viii) MAS's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of MAS or the Company, or any law or regulation applicable to either.

     3. DELIVERY OF DOCUMENTS. MAS will promptly furnish to the Administrator such copies, properly certified or authenticated, of contracts, documents and other related information that the Administrator may request or require to properly discharge its duties. Such documents may include but are not limited to the following:

          (a) Resolutions of the Board authorizing the appointment of the Administrator to provide certain administration and fund accounting services to MAS and the Company;

          (b)  The Company's Articles of Incorporation, as amended ("Articles");

          (c)  The Company's By-Laws ("By-Laws");

          (d) The Company's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission ("SEC");

          (e) The Company's registration statement, including exhibits, on Form N-1A under the 1933 Act and the 1940 Act, and all amendments thereto, as filed with the SEC (the "Registration Statement");

          (f) Copies of the Investment Advisory Agreement between the Company and MAS dated ____________, 1996 (the "Advisory Agreement") and the MAS Administration Agreement;

          (g) A copy of the custodian agreement dated ______________, 19__ between the Company and ________________ (the "Custodian
Agreement")(____________ is referred to herein as the "Custodian");

          (h)  Opinions of counsel and auditors reports;

          (i) Each Fund's current Prospectuses and Statement of Additional Information and all amendments and supplements thereto (such Prospectuses and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, are herein called the "Prospectuses"); and

          (j) Such other agreements as the Company may enter into from time to time, including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

     4.   SERVICES PROVIDED BY THE ADMINISTRATOR.

     The Administrator will provide the following services, subject to the control, direction and supervision of MAS and the Board and in compliance with the objectives, policies and limitations set forth in the Company's Registration Statement, Articles and By-Laws, applicable laws and regulation, and all resolutions and policies adopted by the Board:

          (a) FUND ADMINISTRATION. The Administrator will provide the fund administration services described in Schedule B, hereto.

          (b) FUND ACCOUNTING. The Administrator shall provide the fund accounting services described in Schedule C, hereto.

          (c)  The Administrator will also:

               (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of the Administrator or a corporate affiliate of the Administrator);

               (ii) provide the services of individuals to serve as officers of the Company who will be designated by the Administrator and elected by the Company's Board;

               (iii) provide or otherwise obtain personnel sufficient, in the Administrator's sole discretion, for provision of the services contemplated herein;

               (iv) furnish equipment and other materials which the Administrator, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

               (v) keep records relating to the services provided hereunder in such form and manner as set forth in this Agreement and the Schedules hereto and as the Administrator may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Administrator agrees that all such records prepared or maintained by it relating to the services provided hereunder are the property of the Company and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Company's expense, and made available in accordance with such Section and rules. The Administrator further agrees to surrender promptly to the Company upon its request and cease to retain in its records and files those records and documents created and maintained by the Administrator pursuant to this Agreement.

     5.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

          (a) As compensation for the services rendered to MAS and the Company pursuant to this Agreement, MAS shall pay the Company such compensation as is agreed to in writing from time to time by the parties hereto.

          (b) For the purposes of determining any fees calculated by reference to the Company's assets, the value of the Company's net assets shall be computed as required by its Prospectuses, generally accepted accounting principles and resolutions of the Board.

          (c) The Administrator will from time to time employ or associate with such person or persons as may be appropriate to assist the Administrator in the performance of this Agreement. Such persons or persons may be officers and employees who are employed or designated as officers by both the Administrator and the Company. The compensation of such person or persons for such employment shall be paid by the Administrator and no obligation will be incurred by or on behalf of the Company in such respect.

          (d) The Administrator will bear all of its own expenses in connection with its performance of services under this Agreement except as otherwise agreed to by the parties hereto. MAS agrees to promptly reimburse the Administrator for any equipment and supplies specially ordered by or for the Company through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Company's behalf at MAS's or the Company's request or as consented to by MAS or by the Company. Such other expenses to be incurred in the operation of the Company and to be borne by the Company include, but are not limited to: taxes; interest; SEC and state blue sky registration and qualification fees, levies, fines and other charges; charges and expenses of custodians; advisory fees; insurance premiums, including fidelity bond premiums; auditing and legal expenses; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Company (the Company's distributor to bear the expense of all other printing, production, and distribution of Prospectuses and marketing materials); expenses of typesetting, printing and production costs of shareholders' reports and proxy statements and materials; costs and expenses of Company stationery and forms; costs associated with shareholder and Board meetings; and any extraordinary Company expenses. In addition, the Administrator may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset value of the Company, and the Company will reimburse the Administrator for the Company's share of the cost of such services based upon the actual usage or a pro rata estimate of the use of the services for the benefit of the Company.

     6. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company, all records and other information relative to the Company, and to not use such records and information for any purpose other than performance of the Administrator's responsibilities and duties hereunder. The Administrator may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Company and obtaining approval in writing from the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by the Administrator with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Company.

     7.   DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY.

          (a) In the performance of its duties hereunder, the Administrator shall be obligated, as applicable, to exercise the due care and diligence of a mutual fund accounting agent and administrator, and in all events to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, the Administrator shall be entitled to rely on any oral or written instructions, notices or other communications from the Company and its Custodian, officers and directors, investors, agents and other service providers which the Administrator reasonably believes to be genuine, valid and authorized. The Administrator shall also be entitled to rely on the advice and opinions of outside legal counsel retained by the Company, as necessary or appropriate.

          (b) Subject to the foregoing, the Administrator shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Company, in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or gross negligence on the Administrator's part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. Any officer, director, partner, employee or agent of the Company who is also an officer, director, partner, employee or agent of the Administrator shall be deemed to be rendering services to or acting solely for the Company, except when rendering services or business in connection with the Administrator's duties hereunder.

          (c) Subject to Paragraph 7(b) above, the Administrator shall not be responsible for, and MAS shall indemnify and hold the Administrator harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

               (i) all actions of the Administrator or its officers or agents required to be taken pursuant to this Agreement;

               (ii) the reliance on or use by the Administrator or its officers or agents of information, records or documents which are received by the Administrator or its officers or agents and furnished to it or them by or on behalf of MAS or the Company, and which have been prepared or maintained by the Company, MAS or any other third party on behalf of MAS or the Company;

               (iii) MAS's refusal or failure to comply with the terms of this Agreement or MAS's lack of good faith, or its actions, or lack thereof, involving gross negligence or willful misfeasance;

               (iv) the breach of any representation or warranty of MAS hereunder; or

               (v) the offer or sale of shares by the Company and/or its distributor (a) in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or (b) in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state resulting from activities, actions, or omissions by the Company or its distributor or existing or arising out of activities, actions or omissions by or on behalf of the Company prior to the effective date of this Agreement.

          (d) The Administrator shall indemnify and hold MAS harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to the Administrator's refusal or failure to comply with the terms of this Agreement, the Administrator's breach of any representation or warranty made by it herein, or the Administrator's lack of good faith, or acts involving gross negligence, willful misfeasance or reckless disregard of its duties.

     8. TERM. This Agreement shall become effective on the date that MAS first assumes responsibility for providing administrative services to the Company pursuant to the MAS Administration Agreement. This Agreement shall continue in effect unless terminated by either party on 90 days' prior written notice. Upon termination of this Agreement, MAS shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services under this Agreement by the Administrator ceases, whichever is later.

     9. HIRING OF EMPLOYEES. MAS and the Administrator agree that they will not enter into discussions of employment or make offers of employment to each others' employees without written approval from the other.

     10. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

     If to MAS:

               Miller, Anderson & Sherrerd, LLP
               One Tower Bridge
               West Conshohocken, PA 19428
               Attn: Ms. Lorraine Truten
               FAX: (610) 940-0652

          WITH A COPY TO:

               John H. Grady, Jr., Esquire
               Morgan, Lewis & Bockius LLP
               1800 M St., N.W.
               Washington, DC 20036
               FAX:  (202) 467-7176

     If to the Administrator:

               -------------------------------

               -------------------------------

               -------------------------------
               Attn:
                      ------------------------
               FAX:
                      ------------------------

          WITH A COPY TO:

               Chase Global Funds Services Company
               73 Tremont Street
               Boston, Massachusetts  02108
               Attn:
                      ------------------------
               FAX:  (617)
                           -------------------

Notice shall be effective upon receipt, if by mail, on the date of personal delivery, if by private messenger, courier service or otherwise, or upon confirmed receipt of telex or facsimile, whichever occurs first.

     11. ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party; provided, however, that the Administrator may in its own discretion and without limitation or prior consent of MAS or the Company, whenever and on such terms and conditions as the Administrator deems necessary or appropriate, subcontract, delegate or assign its rights, duties, obligations and liabilities to its subsidiaries or affiliates; provided further, that any such subcontract, agreement or understanding shall not discharge the Administrator or its affiliates or subsidiaries, as the case may be, from the obligations hereunder. Similarly, the Administrator or its affiliated subcontractor, designee, or assignee may, at its discretion, without notice to the Company, enter into such subcontracts, agreements and understandings, whenever and on such terms and conditions as the Administrator or they deem necessary or appropriate to perform services hereunder, with non-affiliated third parties; provided, however, that such subcontract, agreement or understanding shall not discharge the Administrator, or its subcontractor, designee, or assignee, as the case may be, from the Administrator's obligations hereunder.

     12. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     13. FORCE MAJEURE. The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give MAS the right to terminate this Agreement.

     14. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     15. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     16. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                        MILLER ANDERSON & SHERRERD, LLP

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        THE CHASE MANHATTAN BANK

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   SCHEDULE A
                   LISTING OF FUNDS SUBJECT TO THIS AGREEMENT

1.   Morgan Stanley Mid Cap Growth Fund
2.   Morgan Stanley Value Fund

                                   SCHEDULE B
               GENERAL DESCRIPTION OF FUND ADMINISTRATION SERVICES

I.   FINANCIAL AND TAX REPORTING

     In accordance with specific procedures and guidelines established in writing by the parties hereto from time to time, the Administrator will provide the following administrative services:

     A. Prepare agreed-upon management reports and Board materials, such as unaudited financial statements, distribution summaries, and deviations from mark-to-market to amortized cost valuation for money market portfolios.

     B. Report Fund performance to outside services as directed by Company management.

     C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in each Fund's Prospectuses. Assist Company management in making final determinations of distribution amounts.

     D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish each Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

     E. Prepare and file the Funds' Federal tax returns on Form 1120-RIC along with all state and local tax returns, where applicable. Prepare and file Federal Excise Tax Return (Form 8613).

     F. Prepare and file the Funds' semi-annual reports on Form N-SAR with the SEC.

     G. Prepare and coordinate printing of Funds' semi-annual and annual reports to shareholders.

     H. File copies of every financial report to shareholders with the SEC under Rule 30b2-1 under the 1940 Act.

     I. Notify shareholders as to what portion, if any, of the distributions made by the Funds during the prior fiscal year were exempt-interest dividends under Section 852(b)(5)(A) of the Code.

     J. Provide Form 1099-MISC to persons other than corporations (i.e., Trustees) to whom the Funds paid more than $600 during the year.

     K.   Prepare and file State Expense Limitation Report(s) (if applicable).

     L.   Provide financial information for Fund proxies and Prospectuses.

II. FUND COMPLIANCE. In accordance with specific procedures and guidelines established in writing from time to time by the parties hereto, the Administrator will:

     A. Assist with monitoring each Fund's compliance with investment restrictions (e.g., issuer or industry diversification) listed in the Prospectuses.

     B. Assist with monitoring each Fund's compliance with the requirements of the Code Section 851 for qualification as RICs.

     C. Assist with monitoring the investment adviser's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements," Rule 2a-7 procedures for money market funds and Rule 17a-7, Rule 17e-1 and Rule 12d3-1 procedures.

     D. Mail quarterly requests for "Securities Transaction Reports" to the Company's Board, Officers and other "access persons" under the terms of the Company's Code of Ethics and SEC regulations.

III. REGISTRATION AND CORPORATE GOVERNANCE

     A. Prepare and file post-effective amendments to the Company's Registration Statement, and prepare and file supplements as needed.

     B.   Prepare and file proxy materials and administer shareholder meetings.

     C.   Prepare and file Rule 24f-2 Notices.

     D. Prepare and file all state registrations of the Company's securities, including annual renewals, registering new Portfolios, preparing and filing sales reports, filing copies of the Registration Statement and Prospectuses, and increasing registered amounts of securities in individual states.

     E.   Prepare Board materials for all Board meetings.

IV.  GENERAL ADMINISTRATION

     A.   Furnish officers of the Company, subject to Board approval.

     B. In accordance with specific procedures and guidelines established in writing from time to time by the parties hereto, the Administrator will prepare Company and Fund expense projections, and establish and review accruals on a periodic basis, including expenses based on a percentage of the Funds' average daily net assets and expenses based on actual charges annualized and accrued daily (i.e., audit fees, registration fees, Director' fees).

     C. For new Funds, obtain Employer Identification Number and CUSIP number. Estimate organizational costs and expenses, and monitor against actual disbursements.

     D. Coordinate all communications and data collection pertaining to any regulatory examinations and yearly audits by independent accountants.

                                   SCHEDULE C
                     DESCRIPTION OF FUND ACCOUNTING SERVICES

I.   GENERAL DESCRIPTION

     In accordance with specific procedures and guidelines established in writing from time to time by the parties hereto, the Administrator shall provide the following accounting services to the Funds on behalf of MAS:

     A. Maintenance of the books and records and accounting controls for the Funds' assets, including records of all securities transactions;

     B. Calculation and transmission of each Fund's net asset value to the NASD source for publication of prices in accordance with the prospectus and to such other entities as directed by MAS;

     C. Accounting for dividends and interest received and distributions made by the Funds;

     D. Production of transaction data, financial reports and such other periodic and special reports as the Board may reasonably request;

     E. Preparation of financial statements for the semi-annual and annual reports and other shareholder communications;

     F.   Liaison with the Company's independent auditors;

     G. Monitoring and administration of arrangements with the Company's custodian and depository banks; and

     H.   Furnishing the following reports

II.  DOMESTIC FUND ACCOUNTING DAILY REPORTS

          The Administrator will supply MAS with the following reports on a daily basis:

     A.   General Ledger Reports

          1.   Trial Balance Report

          2.   General Ledger Activity Report

     B.   Portfolio Reports

          1.   Portfolio Report

          2.   Cost Lot Report

          3.   Purchase Journal

          4.   Sell/Maturity Journal

          5.   Amortization/Accretion Report

          6.   Maturity Projection Report

     C.   Pricing Reports

          1.   Pricing Report

          2.   Pricing Report by Market Value

          3.   Pricing Variance by Percentage Change

          4.   NAV Report

          5.   NAV Proof Report

          6.   Money Market Pricing Report

     D.   Accounts Receivable/Payable Reports

          1.   Accounts Receivable for Investments Report

          2.   Accounts Payable for Investments Report

          3.   Interest Accrual Report

          4.   Dividend Accrual Report

     E.   Other Reports

          1.   Dividend Computation Report

          2.   Cash Availability Report

          3.   Settlement Journal

III. INTERNATIONAL FUND ACCOUNTING DAILY REPORTS

     The Administrator will supply MAS with the following reports on a daily basis:

     A.   General Ledger

          1.   Trial Balance Report

          2.   General Ledger Activity Report

     B.   Portfolio Reports

          1.   Portfolio Report by Sector

          2.   Cost Lot Report

          3.   Purchase Journal

          4.   Sell/Maturity Journal

     C.   Currency Reports

          1.   Currency Purchase/Sales Journal

          2.   Currency Valuation Report

     D.   Pricing Reports

          1.   Pricing Report by Country

          2.   Pricing Report by Market Value

          3.   Price Variance by Percentage Change

          4.   NAV Report

          5.   NAV Proof Report

     E.   Accounts Receivable/Payable Reports

          1.   Accounts Receivable for Investments Sold/Matured

          2.   Accounts Payable for Investments Purchased

          3.   Accounts Receivable for Forward Exchange Contracts

          4.   Accounts Payable for Forward Exchange Contracts

          5.   Interest Receivable Valuation

          6.   Interest Recoverable Withholding Tax

          7.   Dividends Receivable Valuation

          8.   Dividends Recoverable Withholding Tax

     F.   Other Reports

          1.   Exchange Rate Report

IV.  MONTHLY FUND ACCOUNTING REPORTS

     The Administrator will provide MAS with the following reports on a monthly basis.

     A.   Standard Reports

          1.   Cost Proof Report

          2.   Transaction History Report

          3.   Realized Gain/Loss Report

          4.   Interest Record Report

          5.   Dividend Record Report

          6.   Broker Commission Totals

          7.   Broker Principal Trades

          8.   Shareholder Activity Report

          9.   Fund Performance Report

         10.   SEC Yield Calculation Work Sheet

     B.   International Reports

          1.   Forward Contract Transaction History Report

          2.   Currency Gain/Loss Report